ARTICLES OF INCORPORATION

OF

MICRO-METRICS, INC.

THE UNDERSIGNED, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPT(S) THE FOLLOWING ARTICLES OF INCORPORATION FOR SUCH CORPORATION:

FIRST: The name of the corporation is Micro-Metrics, Inc.

SECOND: The period of its duration if such period is other than perpetual:

THIRD: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A, and the principal purpose or purposes for which the corporation is organized are: the manufacturing and marketing of microwave products.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is: 15,000 shares of $1.00 par value common shares.

FIFTH: The capital stock will be sold or offered for sale within the meaning of RSA 421-B. (New Hampshire Securities Act)

SIXTH: Provisions, if any, for the limitation or denial of preemptive rights: none.

SEVENTH: Provisions for the regulation of the internal affairs of the corporation are: The articles of incorporation or by-laws of the corporation may be amended or changed only by the shareholders upon the affirmative vote of eighty per cent (80%) of the common shares outstanding.

EIGHTH: The address of the initial registered office of the corporation is Main Street, Wilton, New Hampshire, and the name of its initial registered agent at. such address is John Miles Keefe.

NINTH: The number of directors constituting the initial board of directors of the corporation is two, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address

Izola R. Magoon	111 Locke Street
Nashua, New Hampshire

James P. Morgan	P.O. Box 501,
Manchester, Massachusetts

TENTH: The name and address of each incorporator is:
Name	Address

Izola R. Magoon	111 Locke Street
Nashua, New Hampshire

James P. Morgan	P. O. Box 501
Manchester, Massachusetts

Dated: September 25, 1986

/s/ Izola R. Magoon
Izola R. Magoon, Incorporator

/s/ James P. Morgan
James P. Morgan, Incorporator